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                                                                   EXHIBIT 24.1b

                           LIMITED POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that Edward C. Hutcheson, Jr., whose signature appears below, constitutes and appoints J. Landis Martin, Joseph S. Compofelice, Robert E. Musgraves, and Mark A. Wallace, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place, and stead, as a director and in any and all other capacities with Titanium Metals Corporation (the "Company"), to execute for and on behalf of the undersigned the Registration Statement on Form S-1 (the "Registration Statement") relating to the shares of Common Stock of the Company, and any and all amendments thereto, and any subsequent registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to deliver and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with each exchange on which any class of securities of the Company is or is to be registered, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


                                       /s/ Edward C. Hutcheson, Jr.
                                       ----------------------------------------
                                       Edward C. Hutcheson, Jr.

                                       May 7, 1996
                                       Date